Exhibit 99.2

WRITTEN CONSENT OF STOCKHOLDERS

OF

VARIFLEX, INC.

The undersigned, being stockholders of Variflex, Inc., a Delaware corporation (the “Company”), acting pursuant to the provisions of Section 228 of the Delaware General Corporation Law and the Company’s bylaws, hereby adopts the following recitals and resolution by written consent in lieu of a meeting:

WHEREAS, there has been presented to the undersigned stockholders of the Corporation an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Bravo Sports, a California corporation (“Bravo”), and BSV Inc., a Delaware corporation and wholly-owned subsidiary of Bravo (“Merger Sub”), which Merger Agreement provides for the merger of Merger Sub with and into the Company, with the Company as the surviving corporation after such merger (the “Merger”);

WHEREAS, pursuant to the terms and conditions of the Merger Agreement, the stockholders of the Company (the “Stockholders”) will be entitled to receive $7.60 for each share of common stock of the Company held by them at the effective time of the Merger;

WHEREAS, the board of directors of the Company has approved and adopted the Merger Agreement and the Merger and has resolved to recommend that the Stockholders approve and adopt the Merger Agreement and the Merger (the “Recommendation”), and such Recommendation has not been withdrawn.

NOW, THEREFORE, BE IT RESOLVED, that the Merger and the Merger Agreement be, and hereby are, in all respects approved and adopted, subject to the condition subsequent that the Merger Agreement will not have been terminated or the Recommendation will not have been withdrawn prior to the closing of the Merger. If the Merger Agreement has been terminated or the Recommendation has been withdrawn, then upon such event this written consent shall automatically terminate and be null and void.

IN WITNESS WHEREOF, each of the undersigned has executed this Written Consent effective as of the last date set forth below.

Date: 8/26/04	REMY Capital Partners IV, L.P.

	By:	REMY Investors, L.L.C., its General Partner

	By:	/s/ Mark S. Siegel
Mark S. Siegel
Managing Member

Date: 8/26/04	EML ENTERPRISES, L.P.

	By:	DKL Trust, General Partner

	By:	/s/ Raymond H. Losi, II
Raymond H. Losi, II Trustee

	By:	RHL Trust, General Partner

	By:	/s/ Diane Colletti
Diane Colletti, Trustee

Date: 8/26/04	LOSI ENTERPRISES, LIMITED PARTNERSHIP

	By:	Losi Properties, Inc.,

	By:	Losi Childrens Trust

	By:	/s/ Raymond H. Losi, II
Raymond H. Losi, II Trustee

Date: 8/26/04	JAY AND KATHY LOSI REVOCABLE TRUST

	By:	/s/ Raymond H. Losi, II
Raymond H. Losi, II Trustee

Date: 8/26/04	1989 RAYMOND H. LOSI REVOCABLE TRUST

	By:	/s/ Raymond H. Losi
Raymond H. Losi, Trustee

Date: 8/26/04	BL LIMITED PARTNERSHIP

	By:	/s/ BARBARA LOSI
Barbara Losi, General Partner

Date: 8/26/04	1989 BARBARA LOSI REVOCABLE TRUST

	By:	/s/ BARBARA LOSI
Barbara Losi, Trustee